EXHIBIT 4.05(c)


                                                               Jonathan Q. Mills
                                                                  Vice President
                                                              Commercial Banking
PEOPLE'S BANK
                                                                   People's Bank
                                                              350 Bedford Street
                                                Stamford, Connecticut 06901-1741
                                                                    203.359.6148
                                                               Fax: 203.359.6028





                                    February 8, 1995



Mr. Robert D. Ohmes
Executive Vice President
Marine Management Systems, Inc.
102 Hamilton Avenue
Stamford, CT 06902



Dear Bob:

Reference is made to the Commercial Revolving Loan, Term Loan and Security Agreement dated as of June 4, 1993 (the "Loan Agreements") between Marine Management Systems Inc. (the "Borrower") and People's Bank (the "Lender").

Lender acknowledges that certain acts or conditions have occurred which constitutes events of default for periods ending June 30, 1993, September 30, 1993, December 31, 1993, March 31, 1994, June 30, 1994, September 30, 1994, and
December 31, 1994 under, and or defined in, the Loan Agreements; specifically:

Section #7.02 (d) Failure by Borrower to cleanup the outstanding balance for
                 30 days

Section #8.01    Failure by Borrower to deliver audited financial statements

Section #8.30    During  1994  the  Borrower  made  advances  to  certain
                 officers without the express written consent of the Bank.

Section #8.32    During 1994 the Borrower's Net Working Capital fell below zero



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Lender hereby waives each of the defaults specified above.  Nothing herein shall be deemed to constitute a waiver of any condition or event constituting an Event of Default not specifically listed herein or of any condition existing on the date hereof which would otherwise constitute an Event of Default; and provided, further, that nothing herein shall be construed as a commitment or undertaking of any nature to waive any Event of Default which may exist or arise on or after the date hereof, whether or not included arising from facts similar or identical to those specified above.

Lender consents to Borrower's request that as of the date hereof, the Loan Agreements be amended as follows:

      (a)   Minimum Working Capital
            Section #8.32 is hereby deleted

      (b)   Officer and Shareholder Loans/Advances
            Section #8.30 is hereby deleted and the following is substituted in lieu thereof: "Make or allow to exist any loans or advances in excess of $463,000 to any officer, employee, shareholder or director of Company without the express written consent of Bank.

      (c)   Capital Expenditures
            Section #8.23 is hereby deleted and the following is substituted in lieu thereof: "In any fiscal year, may not make any expenditure for any asset which would be a Fixed Asset, or any expenditures for any leases, including but without limitation capitalized or conditional sales contract in the excess of $25,000.00 per annum in the aggregate, or for any asset which would be an Intangible Asset in the excess of $400,000.00 per annum in the aggregate, without written consent of the Bank. For the purposes of this covenant, the entire amount paid over the life of any capitalized lease or conditional sales contract shall be deemed to be paid in the first year of such lease or sales contract.

      (d)   Financial Statement
            Section #8.01 (b) is hereby changed to delete the word "audit" and substitute the word "review" therefor.

Except as specifically amended by the terms of this letter, all terms and conditions set forth in the Financing Agreements (together with all Schedules and Exhibits thereto) shall remain in full force and effect.

                                       PEOPLE'S BANK

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                                    BY:/s/ Jonathan Q. Mills
                                    ------------------------------------
                                       Jonathan Q. Mills, Vice President

Signed, sealed and delivered           AGREED:
in the presence of:
                                       Marine Management Systems, Inc.

/s/ [Illegible]                        By:/s/ Eugene D. Story
----------------------------           ------------------------------------
                                          Eugene D. Story, President

/s/ Robert D. Ohmes                    Date: 2/14/95
----------------------------           ------------------------------------



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/s/ [Illegible]                     /s/ Eugene D. Story
----------------------------        ------------------------------------
                                    Eugene D. Story, Guarantor

                                    Date: 2/14/95


/s/ [Illegible]                     /s/ Mary G. Story
----------------------------        ------------------------------------
                                    Mary G. Story, Guarantor

                                    Date: 2/14/95


/s/ [Illegible]                     /s/ Robert D. Ohmes
----------------------------        ------------------------------------
                                    Robert D. Ohmes, Guarantor

                                    Date: 2/14/95


/s/ Mark E. Story                   /s/ Evelyn J. Ohmes
----------------------------        ------------------------------------
                                    Evelyn J. Ohmes, Guarantor

                                    Date: 2/14/95